Exhibit 99.1

G. Janelle Frost President & CEO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2025 FOURTH QUARTER AND

YEAR-END RESULTS

Reports 10.2% Growth in Voluntary Premiums on Policies Written and

Return on Equity of 18.5% in 2025

DeRidder, LA – February 25, 2026 – AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high-hazard industries, today announced results for the fourth quarter and year ended December 31, 2025.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Gross premiums written	$70,055	$62,702	11.7%	$313,864	$294,144	6.7%
Net premiums earned	73,595	66,510	10.7%	283,057	270,639	4.6%
Net investment income	7,084	6,914	2.5%	26,993	29,212	-7.6%
Net realized gains (losses) on investments (pre-tax)	(84)	(395)	NM	3,034	(576)	NM
Net unrealized gains on equity securities (pre-tax)	925	917	NM	3,719	9,508	NM
Net income	10,423	13,194	-21.0%	47,145	55,436	-15.0%
Diluted earnings per share	$0.55	$0.69	-20.3%	$2.47	$2.89	-14.5%
Operating net income	9,759	12,782	-23.7%	41,810	48,380	-13.6%
Operating earnings per share	$0.51	$0.67	-23.9%	$2.19	$2.53	-13.4%
Book value per share	$13.39	$13.51	-0.9%	$13.39	$13.51	-0.9%
Net combined ratio	93.6%	86.1%		91.3%	88.7%
Return on average equity	15.8%	18.5%		18.5%	20.2%

G. Janelle Frost, President and Chief Executive Officer, noted, “The AMERISAFE team has successfully grown premium over the last seven quarters, despite the headwinds of rate declines and heavy competition. Countering the growth, higher-than-anticipated loss severity emerged in the fourth quarter; as such, we increased our current accident year loss ratio to 72.0% from 71.0% estimated through the first three quarters of 2025. We maintained a strong annual combined ratio of 91.3% and return on average equity of 18.5%. Through both hard and soft markets, we remain squarely focused on profitable underwriting through excellent safety services, diligent risk selection, appropriate product pricing, and personalized claims management.”

INSURANCE RESULTS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
	(in thousands)			(in thousands)
Gross premiums written	$70,055	$62,702	11.7%	$313,864	$294,144	6.7%

Net premiums earned	73,595	66,510	10.7%	283,057	270,639	4.6%
Loss and loss adjustment expenses incurred	47,439	37,502	26.5%	169,937	157,267	8.1%
Underwriting and certain other operating costs, commissions, salaries and benefits	21,524	19,750	9.0%	85,981	80,129	7.3%
Policyholder dividends	(59)	23	NM	2,526	2,657	-4.9%

Underwriting profit (pre-tax)	$4,691	$9,235	-49.2%	$24,613	$30,586	-19.5%

Insurance Ratios:
Current accident year loss ratio	74.9%	71.0%		72.0%	71.0%
Prior accident year loss ratio	-10.4%	-14.6%		-12.0%	-12.9%

Net loss ratio	64.5%	56.4%		60.0%	58.1%
Net underwriting expense ratio	29.2%	29.7%		30.4%	29.6%
Net dividend ratio	-0.1%	0.0%		0.9%	1.0%

Net combined ratio	93.6%	86.1%		91.3%	88.7%

•

Voluntary premiums on policies written in the quarter were 10.5% higher than in the fourth quarter of 2024, primarily due to strong premium retention and consistent new business production. For the full year, voluntary premiums and policy count each increased by 10.2%.

•

Payroll audits and related premium adjustments contributed $3.5 million to premiums written in the quarter, compared to $2.5 million in the fourth quarter of 2024. For the full year, audits and related premium adjustments contributed $12.6 million to premiums written, compared to $20.2 million in 2024.

•

Loss and loss adjustment expenses were reduced by $7.6 million in the quarter due to favorable net loss reserve development on accident years 2023 and prior, resulting in a net loss ratio of 64.5%, compared to $9.7 million and 56.4%, respectively, in the fourth quarter of 2024. For the full year, the net loss ratio was 60.0%, compared to 58.1% in 2024, with favorable development on prior accident years of $33.9 million in 2025, compared to $34.9 million in 2024. The Company attributes its favorable reserve development for prior years to its proactive claims management. Lastly, in the fourth quarter, the Company increased the 2025 accident year loss ratio from 71% to 72%, largely due to the frequency of severity observed in accident year 2025, compared to prior accident years.

•

Underwriting expense ratio for the quarter was 29.2%, compared to 29.7% in the fourth quarter of 2024, due to improved operating scale as controllable costs stabilize. For the full year, the underwriting expense ratio was 30.4%, compared to 29.6% in 2024, as the benefits of operating scale only began to be realized in the second half of 2025.

•	Our effective tax rate for the full year was 19.9%, compared to 19.7% in the prior year.

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INVESTMENT RESULTS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
	(in thousands)			(in thousands)
Net investment income	$7,084	$6,914	2.5%	$26,993	$29,212	-7.6%
Net realized gains (losses) on investments (pre-tax)	(84)	(395)	NM	3,034	(576)	NM
Net unrealized gains on equity securities (pre-tax)	925	917	NM	3,719	9,508	NM
Pre-tax investment yield	3.5%	3.2%		3.3%	3.4%
Tax-equivalent yield (1)	3.8%	3.8%		3.8%	3.8%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•

Net investment income for the quarter increased 2.5% to $7.1 million due to improved overall book yield and lower expenses. For the full year, net investment income decreased 7.6% to $27.0 million, largely due to a decrease in average investable assets relative to 2024.

•	Net realized gains on investments for the year were $3.0 million, primarily due to gains on equity securities.

•

Net unrealized gains on equity securities were $0.9 million in the quarter. For the full year, net unrealized gains on equity securities were $3.7 million, reflecting continued favorable market returns across our diversified equity holdings.

•	As of December 31, 2025, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $796.8 million.

CAPITAL MANAGEMENT

In an accompanying announcement, the Board of Directors of AMERISAFE increased the regular quarterly cash dividend by 5.1%, from $0.39 per share to $0.41 per share, payable on March 20, 2026, to shareholders of record as of March 13, 2026.

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During the fourth quarter of 2025, the Company repurchased 197,672 shares at an average cost of $40.27 per share (including commissions and excise tax), for a total of $8.0 million. For the full year, the Company repurchased 291,289 shares at an average cost of $41.54 per share (including commissions and excise tax), for a total of $12.1 million. Since the inception of our initial share repurchase program in February 2010, the Company has repurchased 1,974,140 shares at an average cost of $27.43 per share (including commissions and excise tax), for a total of $54.2 million. The remaining outstanding share repurchase authorization under the program as of December 31, 2025, was $16.9 million.

SUPPLEMENTAL INFORMATION

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in thousands, except share and per share data)
Net income	$10,423	$13,194	47,145	$55,436
Less:
Net realized gains (losses) on investments	(84)	(395)	3,034	(576)
Net unrealized gains on equity securities (pre-tax)	925	917	3,719	9,508
Tax effect (1)	(177)	(110)	(1,418)	(1,876)

Operating net income (2)	$9,759	$12,782	41,810	$48,380

Average shareholders’ equity (3)	$263,186	$285,856	$254,470	$274,896
Less:
Average accumulated other comprehensive loss	(3,447)	(5,775)	(6,046)	(8,035)

Average adjusted shareholders’ equity (2)	$266,633	$291,631	$260,516	$282,931

Diluted weighted average common shares	18,967,428	19,116,519	19,082,142	19,159,805
Return on average equity (4)	15.8%	18.5%	18.5%	20.2%
Operating return on average adjusted equity (2)	14.6%	17.5%	16.0%	17.1%
Diluted earnings per share	$0.55	$0.69	$2.47	$2.89
Operating earnings per share (2)	$0.51	$0.67	$2.19	$2.53

(1)	The tax effect of net realized gains (losses) on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity for the applicable period.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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NON-GAAP FINANCIAL MEASURES

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the SEC) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP in the Supplemental Information in this release.

Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these standard industry financial measures, which include operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity, and operating earnings per share.

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for February 26, 2026, at 10:30 a.m. Eastern Time to discuss the results for the quarter. To participate in the conference call, dial 786-297-8744 (Conference Code 5802903) at least ten minutes before the call begins.

Investors, analysts, and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, services, manufacturing, and maritime. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans, expectations and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance, and include statements regarding management’s current views and expectations of the workers’ compensation insurance market, AMERISAFE’s growth opportunities, underwriting margins and actions by competitors. Investors are cautioned that many of the assumptions upon which these forward-looking statements are based might change after the date the forward-looking statements are made. Actual results may differ materially from the results expressed or implied in the forward-looking statements if the underlying assumptions prove to be incorrect or changes otherwise occur, or as the results of the materialization of risks, uncertainties and other factors impacting the business and operations of the Company, our policyholders or the market value of our investment portfolio. Factors that may affect our results are set forth in the Company’s filings with the SEC, including AMERISAFE’s Annual Report on Form 10-K and as may be further amended by subsequent filings with the SEC. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to update or revise any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes that arise after the date of this release.

Share repurchases may be effected from time to time pursuant to trading plans meeting the requirements of Rule 10b5-1 under the Exchange Act. The share repurchase program does not obligate the Company to repurchase any shares of the Company’s common stock and may be modified, increased, suspended or terminated at the discretion of the Board. The Board’s determination will depend on a variety of factors, including but not limited to, market conditions and applicable regulatory considerations. It is anticipated that any future repurchases will be funded from available capital.

- Tables to Follow –

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$70,055	$62,702	$313,864	$294,144
Ceded premiums written	(4,532)	(6,260)	(17,230)	(18,164)

Net premiums written	$65,523	$56,442	$296,634	$275,980

Net premiums earned	$73,595	$66,510	$283,057	$270,639
Net investment income	7,084	6,914	26,993	29,212
Net realized gains (losses) on investments	(84)	(395)	3,034	(576)
Net unrealized gains on equity securities	925	917	3,719	9,508
Fee and other income	71	83	449	260

Total revenues	81,591	74,029	317,252	309,043

Expenses:
Loss and loss adjustment expenses incurred	47,439	37,502	169,937	157,267
Underwriting and other operating costs	21,524	19,750	85,981	80,129
Policyholder dividends	(59)	23	2,526	2,657
Provision for investment related credit loss benefit	(7)	(20)	(43)	(66)

Total expenses	68,897	57,255	258,401	239,987

Income before taxes	12,694	16,774	58,851	69,056
Income tax expense	2,271	3,580	11,706	13,620

Net income	$10,423	$13,194	$47,145	$55,436

Basic EPS:
Net income	$10,423	$13,194	$47,145	$55,436

Basic weighted average common shares	18,864,228	19,035,995	18,979,465	19,070,717
Basic earnings per share	$0.55	$0.69	$2.48	$2.91
Diluted EPS:
Net income	$10,423	$13,194	$47,145	$55,436

Diluted weighted average common shares:
Weighted average common shares	18,864,228	19,035,995	18,979,465	19,070,717
Restricted stock and RSUs	103,200	80,524	102,677	89,088

Diluted weighted average common shares	18,967,428	19,116,519	19,082,142	19,159,805
Diluted earnings per share	$0.55	$0.69	$2.47	$2.89

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2025	2024
	(unaudited)
Assets
Investments	$734,855	$788,778
Cash and cash equivalents	61,926	44,045
Amounts recoverable from reinsurers	108,098	117,019
Premiums receivable, net	160,944	142,659
Deferred income taxes	17,572	19,448
Deferred policy acquisition costs	21,085	19,151
Other assets	26,064	26,691

	$1,130,544	$1,157,791

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$613,583	$651,309
Unearned premiums	135,503	121,926
Insurance-related assessments	15,979	14,852
Other liabilities	113,881	112,363
Shareholders’ equity	251,598	257,341

Total liabilities and shareholders’ equity	$1,130,544	$1,157,791

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